Use these links to rapidly review the document

Filed with the Securities and Exchange Commission on June 30, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HeadHunter Group PLC
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cyprus (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

Headhunter LLC
9/10 Godovikova Street
Moscow, 129085
Russia
Telephone: +7 495 974-6427
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Cogency Global Inc.
10 E. 40th Street, 10th floor
New York, NY 10016
+1-800-600-9540
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. David Stewart
Latham & Watkins LLP
Ul. Gasheka 6
Ducat III, Office 510
Moscow, 125047
Russia
+7-495-785-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement. If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

        Emerging growth company    ☒

        If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

        † The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:

Ordinary shares, par value €0.002 per share(1)

Warrants

Debt securities

Total Primary Offering:		(4)	$100,000,000.00(6)	$12,980.00(6)

Secondary Offering:

Ordinary shares, par value €0.002 per share(1)	31,250,000(3)	$23.07(5)	$720,937,500.00(5)	$93,577.69(5)

Total				$106,557.69(5)(6)

(1)
American depositary shares issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-231031). Each American depositary share represents one ordinary share.

(2)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $23.07. In addition, up to 31,250,000 American depositary shares may be sold by selling shareholders who will be named in a supplement to the prospectus forming part of this registration statement. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $720,937,500.00, less the aggregate dollar amount of all securities previously issued hereunder.

(3)
Represents American depositary shares registered for resale by the selling shareholders.

(4)
The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the "Securities Act").

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sale prices per share of the American depositary shares on the Nasdaq Global Select Market on June 25, 2020.

(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $100,000,000.00.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and neither we nor the Selling Shareholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2020

Prospectus

HeadHunter Group PLC

$100,000,000 of American Depositary Shares Representing
Ordinary Shares, Warrants and/or Debt Securities by the Company

and

Up to 31,250,000 American Depositary Shares Representing Ordinary Shares Offered by the Selling Shareholders

        We may offer and sell our American depositary shares ("ADSs") representing ordinary shares, warrants to purchase ordinary shares and/or debt securities from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We refer to the ADSs, warrants and debt securities collectively as "securities" in this prospectus.

        In addition, the selling shareholders may offer and sell up to 31,250,000 ADSs. We will not receive any of the proceeds from the sale of ADSs by the selling shareholders.

        This prospectus describes the general manner in which our securities may be offered and sold. The specific manner in which securities may be offered and sold will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        We may, from time to time, offer to sell the securities, and the selling shareholders may, from time to time, offer the ADSs through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Global Select Market ("Nasdaq"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

        Our ADSs are listed on Nasdaq under the symbol "HHR." On June 29, 2020, the last reported sale price of our ADSs on Nasdaq was $23.24.

        Investing in our securities involves substantial risk. Please read "Risk Factors" beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 30, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration process, we may from time to time offer and sell our securities, and the selling shareholders referred to in this prospectus and identified in the supplements to this prospectus may also offer and sell our ADSs in one or more offerings.

        Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $100,000,000. The selling shareholders may sell up to 31,250,000 ADSs in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled "Plan of Distribution."

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Before making your investment decision, you should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        Except where the context otherwise requires or where otherwise indicated, the terms "HeadHunter," the "Company," "Group," "we," "us," "our," "our company" and "our business" refer to HeadHunter Group PLC, together with its consolidated subsidiaries as a consolidated entity.

        All references in this prospectus to "rubles," "RUB" or " " refer to Russian rubles, the terms "dollar," "USD" or "$" refer to U.S. dollars and the terms "€" or "euro" refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

        This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

        Neither we nor any selling shareholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information incorporated by reference or contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

OUR COMPANY

Company Overview

        We are the leading online recruitment platform in Russia and the Commonwealth of Independent States ("CIS") and focus on connecting job seekers with employers. We offer potential employers and recruiters paid access to our extensive CV database and job postings platform. We also provide job seekers and employers with a value added services ("VAS") portfolio centered around their recruitment needs.

        Our user base consists primarily of job seekers who use our products and services to discover new career opportunities. The majority of the services we provide to job seekers are free. Our customer base consists primarily of businesses using our CV database and job posting service to fill vacancies inside their organizations.

        The quality and quantity of CVs in our database attract an increasing number of customers, which leads to more job seekers turning to us as their primary recruitment and related services provider, creating a powerful network effect that has allowed us to continuously solidify our market leadership and increase the gap between us and our competitors.

Corporate Information

        We were incorporated in Cyprus on May 28, 2014 under the Cyprus Companies Law, Cap. 113 as Zemenik Trading Limited, and our registered office is located at 42 Dositheou Street, Strovolos, Nicosia, Cyprus. Our current principal executive office is located at 9/10 Godovikova Street, Moscow, 129085, Russia. On March 1, 2018, Zemenik Trading Limited was converted from a private limited company incorporated in Cyprus into a public limited company incorporated in Cyprus, and the Company's name changed, pursuant to a special resolution at a general meeting of the shareholders, to HeadHunter Group PLC. The legal effect of this conversion under Cypriot law was limited to the change of legal form. On June 19, 2019, we completed the change of our strategic and day-to-day place of management from Cyprus to Russia, and as a result, we became a Russian tax resident.

        The principal executive office of our key operating subsidiary, Headhunter LLC, is located at 9/10 Godovikova Street, Moscow, 129085, Russia. The telephone number at this address is +7 495 974-6427. Our website address is www.hh.ru. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only.

 RISK FACTORS

        Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks may cause the market price of the offered securities to decline and cause you to lose all or part of your investment in the offered securities. Please also read carefully the section below entitled "Cautionary Note Regarding Forward-Looking Statements."

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under "Risk Factors," which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        In some cases, these forward-looking statements can be identified by words or phrases such as "believe," "may," "will," "expect," "estimate," "could," "should," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

  •
  our future financial performance, including our revenue, operating expenses and our ability to achieve and maintain profitability;

  •
  our expectations regarding the development of our industry and the competitive environment in which we operate;

  •
  the growth in the usage of our mobile platform and our ability to successfully monetize this usage;

  •
  the growth of our brand awareness and overall business; and

  •
  our ability to improve our user experience, product offerings and technology platform and product offerings to attract and retain job seekers.

        These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in "Risk Factors," including the following:

  •
  a regional or global health pandemic, including COVID-19, could severely affect our business, results of operations and financial condition due to impacts on our customers as well as impacts from actions taken to contain the disease or treat its impact and the speed and extent of the recovery;

  •
  significant competition in our markets;

  •
  our ability to maintain and enhance our brand;

  •
  our ability to improve our user experience, product offerings and technology platform to attract and retain job seekers;

  •
  our ability to respond effectively to industry developments;

  •
  our dependence on job seeker traffic to our websites;

  •
  our reliance on Russian internet infrastructure;

  •
  global political and economic stability;

  •
  concerns about computer viruses, undetected software errors and hacking;

  •
  privacy and data protection concerns;

  •
  our ability to successfully remediate the material weakness in our internal control over our financial reporting and our ability to establish and maintain an effective system of internal control over financial reporting;

  •
  our ability to effectively manage our growth; and

  •
  our ability to attract, train and retain key personnel and other qualified employees.

        We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        The forward-looking statements made and incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

        We will not receive any proceeds from the sale of ADSs by the selling shareholders.

 CAPITALIZATION

        The table below sets forth our cash and cash equivalents and capitalization as of March 31, 2020, derived from our unaudited condensed consolidated interim financial information.

        Investors should read this table in conjunction with our audited financial statements included in our Form 20-F for the year ended December 31, 2019 incorporated by reference herein as well as Item 3.A "Selected Consolidated Historical Financial and Other Data" and "Operating and Financial Review and Prospects" included in our Form 20-F for the year ended December 31, 2019 incorporated by reference herein.

( in thousands)	Actual as of March 31, 2020
Cash and cash equivalents	3,104,338

Loans and borrowing, including current portion	5,237,291

Shareholders' equity:
Share capital:
Ordinary shares	8,547
Share premium	1,896,875
Foreign currency translation reserve	(82,642)
Retained earnings	150,640

Total equity attributable to owners of the Company	1,973,420
Non-controlling interest	17,590

Total capitalization	7,228,301

 SELLING SHAREHOLDERS

        ELQ Investors VIII Limited and Highworld Investments Limited (the "selling shareholders") may offer and sell from time to time pursuant to this prospectus, an aggregate of up to 31,250,000 of our ADSs.

        The selling shareholders have the right to include their securities in a registration or offering effected by us under the terms of the Registration Rights Agreement, dated May 13, 2019 (the "Registration Rights Agreement"). For more information on our Registration Rights Agreement, please see Item 7.B "Related Party Transactions—Registration Rights Agreement" of our Annual Report on Form 20-F for the year ended December 31, 2019 incorporated by reference herein.

        Information about the selling shareholders, where applicable, the amount of ordinary shares owned by each selling shareholder prior to the offering, the number of ADSs to be offered by each selling shareholder and the amount of ordinary shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        The selling shareholders may not sell any ADSs pursuant to this prospectus until we have identified the number of ADSs being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

        The following is a description of the material terms of our amended and restated memorandum and articles of association (our "Articles") currently in effect and the Cyprus law insofar as they relate to the material terms of our ordinary shares. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of our Articles and the Cyprus law. The following description may not contain all of the information that is important to you and we therefore refer you to our Articles. You may obtain copies of our Articles as described under "Where You Can Find More Information" in this prospectus.

Purpose and Share Capital

        Our objects are set forth in full in Regulation 3 of our Articles.

        On March 1, 2018, our authorized and issued share capital was divided into 50,000,000 ordinary shares, with a nominal value of €0.002 per share.

        As of June 22, 2020, our share capital is divided as follows:

  •
  The authorized share capital is €120,000 divided into 60,000,000 ordinary shares with a nominal value of €0.002 per share.

  •
  The issued share capital is €100,635.72 divided into 50,317,860 ordinary shares with a nominal value of €0.002 per share.

Ordinary Shares

General

        There are no limitations on the rights to own our ordinary shares, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares under Cyprus Law or our Articles.

Voting Rights

        Holders of our ADSs representing our ordinary shares are entitled to one vote per share.

        Every shareholder will have:

  •
  one vote for every ordinary share such shareholder holds on a show of hands; and

  •
  one vote for every ordinary share such shareholder holds on a poll.

        Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

  •
  the chairman of such meeting;

  •
  at least three shareholders having the right to vote at the meeting present in person or by proxy;

  •
  one or more shareholders representing in aggregate at least 10% of the total voting rights of all shareholders having a right to vote at such meeting present in person or by proxy; or

  •
  one or more shareholders, present in person or by proxy, holding shares in the Company conferring a right to vote at such meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth (1/10) of the total sum paid up on all the shares conferring that right.

        Each shareholder is entitled to attend general meetings, to address the meeting and to exercise any voting rights such shareholder may have.

        A corporate shareholder may, by resolution of its directors or other governing body, authorize a person to act as its representative at general meetings, and that person may exercise the same powers as the corporate shareholder could exercise if it were an individual shareholder. No shareholder is entitled to vote at any general meeting unless all calls and other amounts payable by such shareholder in respect of shares have been fully paid.

        Shareholders may attend meetings in person or be represented by proxy authorized in writing.

        The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation, either under seal, or under the hand of an officer or attorney duly authorized. A proxy does not need to be a shareholder.

        The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarial certified copy of that power or authority, shall be deposited at our registered office or at such other place within Cyprus as is specified for that purpose in the notice convening the meeting at any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, at any time before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

        We have not provided for cumulative voting for the election of directors.

Dividends

        We may only pay out dividends of the profits as shown in our adopted annual IFRS accounts. Under Cyprus law, we are not allowed to make distributions if the distribution would reduce our net assets below the total sum of the issued share capital and the reserves that we must maintain under Cyprus law and our Articles.

        Interim dividends can only be paid if interim accounts are drawn up showing that funds available for distribution are sufficient and the amount to be distributed may not exceed the total profits made since the end of the financial year for which the annual accounts have been drawn up, plus any profits transferred from the last financial year, and the withheld funds made of the reserves available for this purpose, minus any losses of the previous financial years and funds which must be put in reserve pursuant to the requirements of the law and our Articles.

Pre-emptive Rights

        Under the Cyprus Companies Law, each existing shareholder has a right of pre-emption to subscribe for any new shares to be issued by the Company in cash in proportion to the aggregate number of such shares and/or other securities giving right to the purchase of shares in the Company or which are convertible into shares of the Company, of such shareholder, except that there are no obligatory pre-emption rights with respect to shares issued for non-cash consideration.

        Under our Articles, we have to notify all shareholders in writing of the number of ordinary shares and/or other securities giving right to the purchase of shares in the Company or which are convertible into shares of the Company, which the shareholders are entitled to acquire and the time period within which the offer, if not accepted, shall be deemed to have been rejected.

        Each shareholder will have no less than 14 calendar days following its receipt of the notice of the offer to notify us of its desire to exercise its pre-emption right on the same terms and conditions proposed in the notice. If all the shareholders do not fully exercise all their pre-emption rights, the board of directors may decide to offer and sell the remaining shares to third parties on terms not more favorable than those indicated in the notice.

        Shareholders' pre-emption rights may be waived by a resolution adopted by a majority of two-thirds of the votes corresponding either to the represented securities or to the represented issued share capital if less than half of the issued share capital is represented and a simple majority when at least half of the issued share capital is represented. In connection with such waiver, the board of directors must present a written report indicating the reasons why the right of pre-emption should be waived and justifying the proposed issue price.

        Our shareholders have authorized the disapplication of the right of pre-emption set out above for a period of five years from the date of the completion of our initial public offering, which occurred on May 8, 2019 (the "IPO"), in connection with the issue of all newly issued ordinary shares, including, to the extent relevant, any ordinary shares issued in the form of ADSs.

Variation of Rights

        Under the Cyprus Companies Law and our Articles, generally any change to the amount of our share capital, the division of our share capital into additional classes, or any change to the rights attached to any class of shares must be approved by a separate vote of each class of shares affected by the change. Variation of class rights requires approval by a majority of two-thirds of the votes corresponding either to the represented securities or to the represented issued share capital if less than half of the issued share capital is represented and a simple majority when at least half of the issued share capital is represented. Members voting against the variation of that class, who between them hold or represent 15% of the issued shares of that class, may apply to the court to set aside the variation.

Alteration of Capital

        The following alterations to our share capital may be effected by approval of a majority of two-thirds of the votes corresponding either to the represented securities or to the represented issued share capital, if less than half of the issued share capital is represented, and by simple majority when at least half of the issued share capital is represented at a general meeting of our shareholders:

  •
  an increase in our authorized share capital;

  •
  the consolidation and division of any or all of our shares into shares representing a greater proportion of our share capital each;

  •
  the subdivision of all or part of our shares; and

  •
  the cancellation of any shares that have not been taken by any person at the date of the passing of the resolution.

        We may also, by special resolution of a general meeting of shareholders, reduce our share capital, any capital redemption reserve account or any share premium account. Following the adoption of a special resolution for the reduction of capital, a company must apply to the Cypriot court for ratification of such special resolution. The Cypriot court shall take into account the position of the creditors of the company in deciding whether to ratify the resolution. Once the court ratifies the resolution, the court order, together with the special resolution, are filed with the Cyprus Registrar of Companies.

Issuance of Shares

        Our Articles provide for a possibility to issue multiple classes of shares, and the share capital of the Company may be divided into multiple classes of shares. The general meeting may, pursuant to our Articles, grant authority to the board of directors to issue and allot new shares out of the authorized but unissued share capital of the Company for a period of a maximum of five years subject to any pre-emption rights in our Articles. Such power may be renewed one or more times by the general meeting for a period of time of a maximum of five years each time.

Buyback of Shares

        The Company may, subject to certain statutory requirements, terms and conditions, buy back shares in its issued share capital not exceeding 10% in nominal value of the entire issued share capital of the Company. It is noted that the relevant provisions regarding the buyback of shares under Cyprus Companies Law are vague and unclear in some respects, and their practical implication is unclear and could prevent a buyback. As the Cyprus Companies Law is drafted, these relevant provisions only apply to shares and do not clearly apply to ADSs and, therefore, there is a strong argument that the Company cannot buy back the ADSs.

Resolutions

        Cyprus Companies Law names three types of resolutions that may be submitted to a shareholder vote: ordinary resolutions, extraordinary resolutions and special resolutions.

        There is no definition of ordinary resolution in the Cyprus Companies Law. An ordinary resolution must be approved by a majority vote of shareholders having voting rights present at the meeting, voting in person or through a proxy, and the company must provide at least 14 days' advance notice of such meeting to shareholders.

        The Cyprus Companies Law defines extraordinary resolutions and special resolutions. An extraordinary resolution must be approved by at least 75% of shareholders having voting rights present at the meeting, voting in person or through a proxy, of which advance notice of at least 14 days has been duly given and specifies the intention to propose the resolution as an extraordinary resolution. A special resolution must be approved by at least 75% of shareholders having voting rights present at the meeting, voting in person or through a proxy, and the company must provide at least 21 days' advance notice of such meeting to shareholders.

        A special resolution is required, among other things, to amend our Articles, to change the name of the Company, to reduce the Company's share capital and to amend the objects of the Company.

        Certain resolutions, such as a resolution waiving pre-emption rights in respect of a new issuance of shares for cash consideration or a resolution altering our share capital, require a majority of two-thirds of the votes corresponding either to the represented securities or to the represented issued share capital if less than half of the issued share capital is represented and a simple majority when at least half of the issued share capital is represented.

        The Cyprus Companies Law provides for the approval of certain matters requiring the 75% vote of our shareholders, including, but not limited to, the following matters:

  •
  amendments to the memorandum of association (such resolution also requires confirmation by the court);

  •
  changes to the company's name;

  •
  amendments to the company's articles of association;

  •
  the purchase of the company's own shares; and

  •
  the reduction of the company's capital (such resolution also requires confirmation by the court).

Meetings of Shareholders

        We are required to hold an annual general meeting of shareholders each year on such day and at such place as the directors may determine. The directors may, whenever they think fit, decide to convene an extraordinary general meeting. Under the Cyprus Companies Law, extraordinary general meetings can also be convened by the request of shareholders holding, at the date of the deposit of the requisition, at least 10% of such of the paid in capital of the company as at the date of the deposit carries the right of voting at general meetings of the company.

        Annual general meetings and meetings where a special resolution will be proposed can be convened by the board of directors by issuing a notice in writing specifying the matters to be discussed at least 21 days prior to the meeting. All other general meetings may be convened by the board of directors by issuing a written notice at least 14 days prior to the meeting. Meetings may be called by shorter notice and shall be deemed to have been duly called if it is so agreed:

  •
  in the case of an annual general meeting, by all the shareholders entitled to attend and vote; and

  •
  in the case of any other meeting, by shareholders representing a majority in number of the shareholders entitled to attend and vote at the meeting and that hold at least 95% in nominal value of the shares entitled to vote at the meeting.

        Pursuant to our Articles, we may give notice to a shareholder either personally or by sending it by post, email, fax to the intended recipient or to such shareholder's registered address. Where a notice is sent by post, service of the notice shall be deemed effected provided that it has been properly mailed, addressed, and posted, at the expiration of 24 hours after the same is posted. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected as soon as it is sent, provided, in the event of email, there is no notification of non-receipt, and in the event of fax, there will be the relevant transmission confirmation.

        We may give notice to the joint shareholders of a share by giving the notice to the joint shareholder first named in the register of members in respect of the share. We may give notice to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it through the post in a prepaid letter addressed to them by name or by the title of representative of the deceased or trustee of the bankrupt, or by any like descriptions, at the address, if any, supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

        Notice of every general meeting shall be given in any manner described above to:

  •
  every shareholder except those shareholders who have not supplied us a registered address for the giving of notices to them;

  •
  every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy would be entitled to receive notice of the meeting; and

  •
  our auditor.

        No other person shall be entitled to receive notices of general meetings.

        The quorum for a general meeting will consist of at least three shareholders, present in person or by proxy. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case, it shall stand adjourned to the same day of the next week, at the same time and place or on such other day and at such other time and place as the board of directors may determine, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present in person or by proxy and entitled to vote, shall constitute a quorum.

        Subject to the provisions of the Cyprus Companies Law, a resolution in writing signed by all the shareholders entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting duly convened and held.

Inspection of Books and Records

        Under the Cyprus Companies Law and our Articles, our directors are required to cause our accounting books to be properly maintained with respect to:

  •
  all sums of money received and expended by us and the matters in respect of which the receipt and expenditure takes place;

  •
  all sales and purchases of goods by us; and

  •
  our assets and liabilities.

        Proper books shall not be deemed to be kept if such books of account are unable to give a true and fair view of our affairs and to explain our transactions.

        No shareholder (other than a shareholder who is also a director) will have any right of inspecting any of our accounts or books or documents except as conferred by statute or authorized by the directors or by our shareholders in general meeting.

        According to the Cyprus Companies Law, every company shall keep at its registered office a register of directors and secretary, a register of its members, a register of debentures and a register of charges and mortgages. These registers shall, except when these are duly closed, be open to the inspection of any shareholder without any charge during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, so that not less than two hours in each day are allowed for inspection).

        The books containing the minutes of proceedings of any general meeting of a company shall be kept at the registered office of the company and shall during business hours be open to the inspection of any shareholder without charge (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, so that not less than two hours in each day are allowed for inspection).

        Furthermore, any shareholder and any holder of debentures of a company are entitled to be furnished on demand, without charge, a copy of every balance sheet of the company, including every document required by law to be annexed thereto, together with a copy of the auditors' report on the balance sheet.

Board of Directors

Appointment of Directors

        Our Articles provide that unless and until otherwise determined by the Company at a general meeting, the number of directors shall be nine.

        Our Articles provide that at any time when the selling shareholders' ownership percentage in the aggregate is equal to or greater than 35%, the selling shareholders will have the right to nominate, appoint, remove and substitute five directors in the aggregate (the "Five Director Nominees"), such number to be allocated based on the selling shareholders' respective ownership percentages:

        If the selling shareholders' ownership percentages are not equal to one another, Highworld Investments Limited will be have the right to nominate, appoint, remove and substitute the number of directors equal to (a) the number of shares that Highworld Investments Limited owns, divided by the aggregate ownership percentage of the selling shareholders multiplied by (b) five (rounded to the nearest whole number), and ELQ Investors VIII Limited will have the right to nominate, appoint, remove and substitute the remaining directors of the Five Director Nominees.

        If the selling shareholders' ownership percentages are equal to one another, Highworld Investments Limited will have the right to nominate, appoint, remove and substitute three directors, and ELQ Investors VIII Limited will have the right to nominate, appoint, remove and substitute two directors.

        In addition, our Articles and the Shareholders' Agreement dated as of May 13, 2019, by and among Highworld Investments Limited and ELQ Investors VIII Limited, provide that notwithstanding anything provided in the provisions relating to the Five Director Nominees: (a) at any time when Highworld Investments Limited's ownership percentage is equal to or greater than 7%, Highworld Investments Limited will always have the right to nominate, appoint, remove and substitute one director, who will be the chairman of the board, and (b) at any time when ELQ Investors VIII Limited's ownership percentage is equal to or greater than 7%, ELQ Investors VIII Limited will always have the right to nominate, appoint, remove and substitute one director.

        Each of Highworld Investments Limited and ELQ Investors VIII Limited will have a right to appoint up to two board observers. Observers will have the express right to receive all information provided to the board and to share it with the relevant appointing shareholder, subject to duties of confidentiality. Under our Articles, each of Highworld Investments Limited and ELQ Investors VIII Limited's right to appoint an observer will terminate upon its ownership falling below 7%.

        The continuing directors may act notwithstanding any vacancy, but, if and so long as their number is reduced below the number fixed by our Articles as the necessary quorum for a board meeting, the continuing directors may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting, but for no other purpose.

        Subject to special rights granted to the selling shareholders to appoint directors, our board of directors shall have power at any time to appoint any person to be a director, either to fill a vacancy or as an addition to the existing directors, but the total number of directors shall not at any time exceed the number fixed in accordance with our Articles. Any director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for re-election.

        So long as Highworld Investments Limited's shareholding remaining above 7%, Highworld Investments Limited will have a right to elect the chairman of the board of directors, who will not have a tie-breaking vote.

Removal of Directors

        Under Cyprus law, notwithstanding any provision in our Articles, a director may be removed by an ordinary resolution of the general shareholders' meeting, which must be convened with at least 28 days' notice. Subject to special rights granted to the selling shareholders to appoint directors, the Company may, by ordinary resolution, of which special notice has been given in accordance with section 136 of the Cyprus Companies Law, remove any director before the expiration of his period of office notwithstanding anything in our Articles or in any agreement between the Company and such director. Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the Company. The office of any of the directors shall be vacated or shall be precluded from being elected if the relevant person becomes, among other things, (a) bankrupt or makes any arrangements or composition with his or her creditors generally, or (b) permanently incapable or performing his or her duties due to mental or physical illness or due to his or her death.

        Highworld Investments Limited and ELQ Investors VIII Limited will have a right to remove and replace their respective nominated directors at any time.

Powers of the Board of Directors

        Our board of directors has been granted authority to manage our business affairs and may exercise all such powers of the Company as are not, by law or by our Articles, required to be exercised by the Company in a general meeting.

Proceedings of the Board of Directors

        Our board of directors may meet, adjourn, and otherwise regulate its meetings as it thinks fit, and questions arising at any meeting shall be decided by a simple majority of votes present at the meeting. Any director may, and the secretary at the request of a director shall, at any time, summon a meeting of the board. It shall be necessary to give at least a 96 hour notice of a meeting of the board to each director. A meeting may be held by telephone or other means whereby all persons present may at the same time hear and be heard by everybody else present, and persons who participate in this way shall be considered present at the meeting. In such case, the meeting shall be deemed to be held where the secretary of the meeting is located.

        The quorum necessary for the transaction of the business by our board of directors shall be determined by the board of directors, and in case it is not so determined, then at least half of the total number of directors attending a meeting in person or by an alternate shall form a quorum.

        A resolution at a duly constituted meeting of our board of directors is approved by a simple majority of votes of all the directors, unless a higher majority is required on a particular matter. The chairman does not have a second or casting vote in case of a tie. A resolution consented to in writing will be as valid as if it had been passed at a meeting of our board of directors when signed by all the directors and must be approved and executed by all the directors.

Interested Directors

        A director who is in any way directly or indirectly interested in a contract or proposed contract with us shall declare the nature of his interest at a meeting of the directors in accordance with the Cyprus Companies Law. Directors who have an interest in any contract or arrangement shall not have the right to vote (and shall not be counted in the quorum).

Notification of Shareholdings by Directors and Substantial Shareholders

        There is no requirement under our Articles or the Cyprus Companies Law for the notification of shareholdings by our directors and substantial shareholders. As none of our securities are listed on a regulated market in Cyprus or the European Union, there are no notification requirements under relevant Cyprus and European Union legislation.

Applicability of Cyprus Takeover Law and European Union Takeover Directive

Mandatory Offer Requirements

        As none of our securities are listed on a regulated market in Cyprus or the European Union, neither the Cyprus Takeover Law nor the European Union's Takeover Directive apply to purchases of our shares. Our Articles contain a mandatory tender offer provision that requires a third party acquiror that acquires, together with parties acting in concert, 30% or 50% or more of the voting rights in our shares, either in the form of shares or ADSs, to make a tender offer to all of our other shareholders and ADS holders at the highest price paid for shares in the Company by that third party (or parties acting in concert) in the preceding 12 months. However, the provision does not apply to any of our existing shareholders or their affiliates as of the date of the adoption of our Articles, which means such shareholders (including Highworld Investments Limited and ELQ Investors VIII Limited, and their respective affiliates) can individually or collectively go below 30% or 50% of the voting power and subsequently acquire more than 30% or 50% of the voting power without making a tender offer.

        For the purposes of these requirements, a person who acquires an interest in ADSs shall be taken to have acquired an interest in the underlying shares.

Relevant Provisions of Cypriot Law

        The liability of our shareholders is limited. Under the Cyprus Companies Law, a shareholder of a company is not personally liable for the acts of the company, except that a shareholder may become personally liable by reason of his or her own acts.

        As of the date of this prospectus, Cypriot law does not contain any requirement for a mandatory offer to be made by a person acquiring shares or depositary receipts of a Cypriot company, even if such an acquisition confers on such person control over such company, if neither the shares nor depositary receipts are listed on a regulated market in the EEA. Neither our shares nor depositary receipts are listed on a regulated market in the EEA.

        The Cyprus Companies Law contains provisions in respect of squeeze-out rights. The effect of these provisions is that, where a company makes a takeover bid for all the shares or for the whole of any class of shares of another company and the offer is accepted by the holders of 90% of the shares concerned, the offeror can upon the same terms acquire the shares of shareholders who have not accepted the offer, unless such persons can persuade the Cypriot courts not to permit the acquisition. If the offeror company already holds more than 10% of the value of the shares concerned, additional requirements need to be met before the minority can be squeezed out. If the company making the takeover bid acquires sufficient shares to aggregate, together with those it already holds, more than 90%, then within one month of the date of the transfer which gives the 90%, it must give notice of the fact to the remaining shareholders and such shareholders may, within three months of the notice, require the bidder to acquire their shares and the bidder shall be bound to do so upon the same terms as in the offer or as may be agreed between them or upon such terms as the court may order.

Material Differences in Cyprus Law and our Articles and Delaware Law

	Cyprus Law	Delaware Law
General Meetings	We are required to hold an annual general meeting of shareholders each year on such day and at such place as the directors may determine. The directors may, whenever they think fit, decide to convene an extraordinary general meeting.

Extraordinary general meetings may be convened at the request of the shareholders holding, at the date of the deposit of the request, at least 10% of such of the paid up share capital of the company as at the date of the deposit carries the right of voting at general meetings of the company. If the company fails to call a meeting within 21 days from the date of the request, the requestors (or any of them representing more than 50% of the total voting rights of all of them) may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months from the said date. If the company fails to hold its annual general meeting, it may be subject to fines and it may be ordered to hold a meeting by the Council of Ministers.

Annual shareholder meetings are typically held at such time or place as designated in the certificate of incorporation or the bylaws. A special meeting of shareholders may be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws. The meeting may be held inside or outside Delaware. Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given, which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.
Quorum Requirements for General Meetings

The Cyprus Companies Law provides that a quorum at a general meeting of shareholders may be fixed by the articles of association, otherwise a quorum consists of three members. Our Articles provide that a quorum required for any general meeting consists of three shareholders, present in person or by proxy.

The certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification, the majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders.

	Cyprus Law	Delaware Law
Removal of Directors

Under the Cyprus Companies Law, any director may be removed by an ordinary resolution, provided by a special notice of 28 days prior to the general meeting of the shareholders at which the request was given. The director concerned must receive a copy of the notice of the intended resolution, and that director is entitled to be heard on the resolution at the meeting.

The director concerned may make representations either orally or in writing to the company, not exceeding reasonable length, and require that the shareholders of the company be notified of such representations, either via advance notice or at the shareholders' meeting, unless a court in Cyprus determines that such rights are being abused to secure needless publicity for a defamatory matter.

Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the company.

Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, shareholders may affect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

	Cyprus Law	Delaware Law
Directors' Fiduciary Duties

Under Cyprus Companies Law, the directors of a company have certain duties towards the company and its shareholders. These duties consist of statutory duties and common law duties.

Statutory duties under the Cyprus Companies Law include, among others, the duty to cause the preparation of the financial accounts in accordance with IAS and the disclosure of directors' salaries and pensions in the company's accounts or in a statement annexed thereto.

In general, the directors of a Cyprus company owe a duty to manage the company in accordance with the provisions of applicable law and within the regulations of the memorandum and articles of association of the company, and failure to do so will lead to the directors being liable for breach of their fiduciary duties. In addition, directors must disclose any interests that they may have. They have a statutory duty to avoid any conflict of interest. This duty is imposed on those directors who are either directly or indirectly interested in a contract or proposed contract with the company. Failure to reveal the nature of their interest at a board meeting would result in the imposition of a fine and, potentially, can also cause a relevant resolution to be invalid and make a relevant director liable to the company for breach of duty.

Directors also have a duty to conduct the affairs of the company in a manner that is not oppressive to some part of the members.

Directors have a duty of care and a duty of loyalty to the corporation and its shareholders. The duty of care requires that a director act in good faith, with the care of a prudent person, and in the best interest of the corporation. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation.

Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits and ensure that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director or officer and not shared by the shareholders generally. Contracts or transactions in which one or more of the corporation's directors has an interest are allowed assuming (a) the shareholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been "fair" as to the corporation at the time it was approved.

Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.

	Cyprus Law	Delaware Law

In addition, according to common law, directors must act in accordance with their duty of good faith and in the best interests of the company. They must exercise their powers for the particular purposes of which they were conferred and not for an extraneous purpose (for a proper purpose), and must display a reasonable degree of skill that may be expected from a person of his knowledge and experience.

Cumulative Voting	The company's articles of association can contain provisions in relation to cumulative voting. Our Articles do not contain provision on cumulative voting.	Cumulative voting is not permitted unless explicitly allowed in the certificate of incorporation.
Shareholder Action by Written Consent

According to our Articles, a resolution in writing signed by all the shareholders then entitled to receive notice of, attend and vote at general meetings shall be as valid and effective as if the same had been passed at a general meeting of the company duly convened and held.

Although permitted by Delaware law, publicly listed companies do not typically permit shareholders of a corporation to take action by written consent.

Cyprus Law	Delaware Law
Business Combinations	The Cyprus Companies Law provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholder or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers.

Under Cyprus Companies Law, arrangements and reconstructions, require:

•

the approval at a shareholders' or creditors' meeting convened by order of the court, representing a majority in value of the creditors or class of creditors or in number of votes of members or class of members, as the case may be, present and voting either in person or by proxy at the meeting; and

•

the approval of the court.

The Cyprus Companies Law allows for the merger of public companies as follows: (a) merger by absorption of one or more public companies by another public company; (b) merger of public companies by way of incorporation of a new public company; and (c) fragmentation of public companies meaning (i) fragmentation by way of absorption and (ii) fragmentation by way of incorporation of new companies. These transactions require, inter alia (and subject to requirements of other sections of the Cyprus Companies Law):

•

a majority in value of the creditors or class of creditors or in number of votes members or class of members, as the case may be, present and voting either in person or by proxy at the meeting;

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the shareholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (a) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (b) the shares of stock of the surviving corporation are not changed in the merger and (c) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger. In addition, shareholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the shareholders will be entitled to appraisal rights.

	Cyprus Law	Delaware Law

•

the directors of the companies to enter into and to approve a written reorganization or division plan, as applicable;

•

the directors of the companies to prepare a written report explaining the terms of the transaction; and

•

the approval of the court.

The Cyprus Companies Law provides for the cross border merger between Cyprus companies and companies registered in another European Union jurisdiction.

Interested Shareholders	There are no equivalent provisions under the Cyprus Companies Law relating to transactions with interested shareholders. However, such transactions must be in the corporate interest of the company.

Section 203 of the Delaware General Corporation Law provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (a) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (i) the business combination or (ii) the transaction in which the stockholder becomes an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (c) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

	Cyprus Law	Delaware Law

For the purpose of Section 203, the Delaware General Corporation Law, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person's affiliates or associates, (a) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (b) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

Limitations on Personal Liability of Directors

Under the Cyprus Companies Law, a director who vacates office remains liable, subject to applicable limitation periods, under any provisions of the Cyprus Companies Law that impose liabilities on a director in respect of any acts or omissions or decisions made while that person was a director.

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or (d) any transaction from which the director derives an improper personal benefit.

	Cyprus Law	Delaware Law
Indemnification of Directors and Officers

Under the Cyprus Companies Law, a director shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceeding, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or under a court application under which relief is granted to him by the court.

Under Delaware law, subject to specified limitations in the case of derivative suits brought by a corporation's shareholders in its name, a corporation may indemnify any person who is made a party to any third party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of directors who were not parties to the suit or proceeding (even though less than a quorum), if the person:

•

acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

• in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware law permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

	Cyprus Law	Delaware Law

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys' fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

Appraisal Rights

There is no general concept of appraisal rights under the Cyprus Companies Law, although there are instances when a shareholder's shares may have to be acquired by another shareholder at a price ordered by the court. One such example is where a shareholder complains of oppression.

The Delaware General Corporation Law provides for shareholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the shareholder's shares, in connection with certain mergers and consolidations.

Shareholder Suits

Under Cyprus law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company's internal management. Notwithstanding this general position, Cyprus law provides that a court may, in a limited set of circumstances, allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company).

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction that is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

	Cyprus Law	Delaware Law
Inspection of Books and Records

A shareholder and any holder of debentures of a company are entitled to be furnished on demand, without charge, with a copy of the last balance sheet of the company, including every document required by law to be annexed thereto, together with a copy of the auditors' report on the balance sheet.

Under the Delaware General Corporation Law, any shareholder may inspect, for any proper purpose, certain of the corporation's books and records during the corporation's usual hours of business.
Amendment of Governing Documents

Under the Cyprus Companies Law, a company may alter the objects contained in its memorandum by a special resolution of the shareholders of the company (approved by 75% of those present and voting) and the alteration shall not take effect until, and except in so far as, it is confirmed on petition by a court in Cyprus.

The articles of association of a company may be altered or additions may be made to it by special resolution of the shareholders of the company.

Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.

Dividends and Repurchases

Under Cyprus law, a company is not allowed to make distributions if the distribution would reduce its net assets below the total sum of the issued share capital and the reserves that it must maintain under Cyprus law and its memorandum and articles of association. Dividends may be declared at a general meeting of shareholders, but no dividend may exceed the amount recommended by the directors. In addition, the directors may on their own declare and pay interim dividends.

No distribution of dividends may be made when, on the closing date of the last financial year, the net assets, as set out in the company's annual accounts are, or following such a distribution would become lower than the amount of the issued share capital and those reserves which may not be distributed under law or the company's memorandum and articles of association.

Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.

Cyprus Law	Delaware Law
Interim dividends can only be paid if interim accounts are drawn up showing that funds available for distribution are sufficient, and the amount to be distributed may not exceed the total profits made since the end of the last financial year for which the annual accounts have been drawn up, plus any profits transferred from the last financial year and the withheld funds made of the reserves available for this purpose, minus any losses of the previous financial years and funds which must be put in reserve pursuant to the requirements of the law and the company's memorandum and articles of association.

In general, a public company may acquire its own shares either directly, through a subsidiary or through a person acting in its name but for the account of the company, provided that the articles of association of the company allow this and as long as the conditions of the Cyprus Companies Law are met. These conditions include, inter alia, the following:

•

shareholder approval via special resolution (valid for 12 months from such resolution);

•

the total nominal value of shares acquired by the company, including shares previously acquired and held by the company, may not exceed 10% of the company's issued capital;

•

the company must pay for shares repurchased out of the realized and non-distributable profits; and

•

such repurchases may not have the effect of reducing the company's net assets below the amount of the company's issued capital plus those reserves which may not be distributed under the law or our Articles. The company may only acquire shares that have been fully paid up.

	Cyprus Law	Delaware Law

It is noted that the relevant provisions regarding the buyback of shares under Cyprus Companies Law are vague and unclear in some respects, and their practical implication is unclear and could prevent a buyback. As the Cyprus Companies Law is drafted, these relevant provisions only apply to shares and do not clearly apply to ADSs and, therefore, there is a strong argument that the company cannot buy back the ADSs.

Pre-emption Rights

Under the Cyprus Companies Law, each existing shareholder has a right of pre-emption entitling them to the right to subscribe for their pro-rata shares of any new share issuance made by the company for a cash consideration.

If all the shareholders do not fully exercise all their pre-emption rights, the board of directors may decide to offer and sell the remaining shares to third parties on terms not more favorable than those indicated in the notice.

Shareholders' pre-emption rights may be waived by a resolution adopted by a specified majority. The decision is passed by a majority of two-thirds of the votes corresponding either to the represented securities or to the represented issued share capital. When at least half of the issued share capital is represented a simple majority will suffice. In connection with such waiver, the board of directors must present a written report indicating the reasons why the right of pre-emption should be waived and justifying the proposed issue price. Our shareholders have authorized the disapplication of the right of pre-emption set out above for a period of five years from the date of the completion of the IPO in connection with the issue of all newly issued ordinary shares, including, to the extent relevant, any ordinary shares issued in the form of ADSs and only relates to shares issued for cash consideration.

Under the Delaware General Corporation Law, shareholders have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Listing

        Our ADSs are listed on Nasdaq under the symbol "HHR."

Depositary

        The Depositary for our ADSs is JPMorgan Chase Bank, N.A.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

        JPMorgan Chase Bank, N.A., as depositary, will register and deliver ADSs. Each ADS will represent the ordinary shares (or a right to receive ordinary shares) deposited with the custodian, as agent of the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depository's office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt ("ADR"), which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder (an "ADS holder"). This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        The Direct Registration System ("DRS") is a system administered by The Depository Trust Company ("DTC"), pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have any shareholder rights. Cyprus law governs shareholder rights. The depositary will be the holder of ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and all registered holders and beneficial owners from time to time of ADRs issued thereunder evidencing ADSs, sets out ADS holder rights as well as the rights and obligations of us and the depositary. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. New York law governs the deposit agreement, the ADSs and the ADRs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement which has been filed as an exhibit to the registration statement of which this prospectus forms a part, and the form of ADR attached thereto. Directions on how to obtain copies of those documents are provided on page "Where You Can Find More Information."

Dividends and Other Distributions

How will you receive dividends and other distributions on ordinary shares?

        The depositary has agreed to distribute to ADS holders, to the extent practicable, the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses and applicable taxes or other governmental charges. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

  •
  Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof, on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain ADR holders and (iii) deduction of the depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

        Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See "Material Tax Considerations." The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. The depositary will distribute only whole U.S. dollars, and cents and fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

  •
  Distribution of Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

  •
  Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders to the extent we timely furnish evidence satisfactory to the depositary, then it may lawfully distribute such rights. If we fail to furnish such evidence, the depositary may sell the rights if practicable and distribute the proceeds in the same way as it does with cash. If it is not practicable to sell the rights by reason of the nontransferability of the rights, limited markets therefor, their short duration or otherwise, the depositary will do nothing. In that case, the rights may lapse and you will receive no value for them.

        If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. We will then deposit the ordinary shares with the depositary, and the depositary will deliver ADSs to the persons entitled to them. The depositary will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

  •
  Other Distributions. The depositary will distribute to ADS holders any other securities or property that we distribute on deposited securities by any means it deems equitable and practicable. If it cannot make the distribution in that way, the depositary may sell what we distributed and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

        If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the holder's ADSs will also represent the retained items.

        The depositary is not responsible if it fails to determine that any distribution or action may be lawful or reasonably practicable. We have no obligation to register shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Shares deposited with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue and ADR or ADRs in the name of or upon the order of the person or persons who made the deposit, evidencing the number of ADSs to which such person(s) is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees.

        Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

How can ADS holders withdraw the deposited securities?

        You may surrender your ADSs at the depositary's corporate trust office by turning in your ADR certificate or by provide proper instructions and documentation in the case of uncertificated ADRs held thought the depositary's direct registration system. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at such other place as you may request.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

        You may surrender your certificated ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADRs held through the depositary's direct registration system. The depositary will cancel that certificated ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADRs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADRs requesting the exchange of uncertificated ADRs for certificated ADRs, the depositary will execute and deliver to the ADS holder an ADR certificate evidencing those ADSs.

Record Dates

        The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be) to receive any distribution on or in respect of deposited securities, to give instructions for the exercise of voting rights at a meeting of holders of shares, to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or to receive any notice or to act in respect of other matters.

Voting Rights

How do you vote?

        ADS holders may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent. After receiving voting materials from us, the depositary will, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of the applicable vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to registered ADR holders a notice stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the Depositary will, subject to any applicable provisions of the laws of the Republic of Cyprus and our Articles, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the shares which underlie such holder's ADSs and (iii) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us. For instructions to be valid, they must reach the ADR department of the depositary by a date set by the depositary.

        Otherwise, you would not be able to exercise your right to vote unless you withdraw ordinary shares. However, you may not know about the meeting enough in advance to withdraw ordinary shares.

        The depositary will try, as far as practical, to vote or cause to be voted the ordinary shares or other deposited securities as instructed by ADS holders, insofar as practicable and permitted under the provisions of or governing deposited securities. The depositary will only vote or attempt to vote as instructed. The depositary will not itself exercise any voting discretion.

        Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions, for the manner in which any voting instructions are given, for the manner in which any vote is cast, or for the effect of any such vote.

Fees and Expenses

Persons to whom ADSs are issued, and persons withdrawing ordinary shares or whose ADS are cancelled or reduced for any other reason must pay:	For:
U.S.$5.00 (or less) per 100 ADSs (or portion of 100 ADSs) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered

•

Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property and issuances pursuant to a stock dividend, stock split, merger, exchange of securities, or any other transaction or event affecting the ADSs or the deposited securities

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
Persons depositing or withdrawing ordinary shares or surrendering ADSs, and/or to whom ADSs are issued; or ADS holders and beneficial owners must pay:	For:
U.S.$0.05 (or less) per ADS	• Any cash distribution made, or any elective cash/share dividend offered, to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs

•

Distribution of securities distributed to holders of deposited securities, where such securities (or net cash proceeds from the sale of such securities in connection with a distribution) are distributed by the depositary to ADS holders

U.S.$0.05 (or less) per ADSs per calendar year (or portion thereof), which fee may be charged on a periodic basis during each calendar year and shall be assessed against ADR holders as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions)

• Depositary services
Registration or transfer fees	• Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares
Expenses of the depositary	• SWIFT, cable, telex, facsimile transmission and delivery charges incurred at the request of persons depositing, or ADR holders delivering shares, ADRs or deposited securities
• converting foreign currency to U.S. dollars
Stock transfer or other taxes and other governmental charges	• As necessary

Any fees, charges and expenses incurred by the depositary or its agents (including, without limitation, expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) or in connection with the servicing of deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable in the same manner as described above with respect to fees for depositary services)

• As necessary

        In connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

        The fees and charges described above may be amended from time to time. ADR holders will receive prior notice of any increase in such fees and charges. The right of the depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

        The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-based services until its fees for these services are paid.

        In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges (including any penalties and/or interest) payable on your ADSs or on the deposited securities represented by any of your ADSs. All registered holders and beneficial owners of ADRs, and all prior holders and beneficial owners thereof, jointly and severally, agree to indemnify us, the depositary and our and the depositary's respective agents in respect of such taxes or other governmental charges. The depositary may refuse to register any transfer of your ADSs, to effect any split up or combination of ADRs, or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may deduct from any distributions owed to you, or sell deposited securities represented by your ADSs, to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then the depositary may in its discretion, and shall if reasonably requested by us, take any of the following actions:
• Change the par value of our ordinary shares

•

Reclassify, split up, consolidate or cancel any of the deposited securities

•

Distribute securities or other property that is not distributed to you

•

Recapitalize, reorganize, merge, liquidate, become subject to a receivership, become bankrupt, or sell all or substantially all of our assets

The depositary may distribute some or all of the cash, ordinary shares or other securities or property it received, or it may sell any securities or property received and distribute the proceeds as cash. It may also amend the form of ADR, deliver additional or amended ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

The depositary may also choose not to do any of the above, in which case the cash, ordinary shares or other securities received by the depositary will become deposited securities and each ADS will automatically represent its equal share of the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for transfer or registration fees, SWIFT, cable, telex or facsimile costs, delivery charges or similar items, or prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. Such notice need not describe in detail the specific amendments effectuated thereby, provided that the notice identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders.

        Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

        The depositary may, and shall at our written direction, terminate the deposit agreement by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. The depositary may terminate the deposit agreement without notice to us, but subject to giving 30 days' notice to ADS holders, under the following circumstances: (i) in the event of our bankruptcy or insolvency, (ii) if our shares cease to be listed on an internationally recognized stock exchange, (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities.

        After termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all deposited securities to us along with a general stock power that refers to the names set forth on the ADR register and (b) provide us with a copy of the ADR register (which copy may be sent by email or by any means permitted under the notice provisions of the deposit agreement). Upon receipt of such deposited securities and the ADR register, we shall use our best efforts to issue to each ADR holder a share certificate representing the shares represented by the ADSs reflected on the ADR register in such ADR holder's name and to deliver such share certificate to the ADR holder at the address set forth on the ADR register. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs. After we receive the copy of the ADR register and the deposited securities, we shall be discharged from all obligations under the deposit agreement except (i) to distribute the shares to the ADR holders entitled thereto and (ii) for our obligations to the depositary and its agents.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and our and the depositary's respective directors, officers, employees, agents and affiliates. It also limits our liability and the liability of the depositary and our and the depositary's respective directors, officers, employees, agents and affiliates. We, the depositary and such other parties:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

  •
  are not liable if any such party is prevented or delayed from performing its obligations under the deposit agreement, or is subject to civil or criminal penalty in connection with performing such obligations, by reason of any present or future law, rule, regulation, fiat, order or decree of the United States, the Republic of Cyprus, the Russian Federation or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond such party's direct and immediate control;

  •
  are not liable if such party exercises discretion permitted under the deposit agreement;

  •
  in the case of the depositary and its agents, are under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs;

  •
  in the case of us and our agents under the deposit agreement, are under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in our opinion may involve us in expense or liability, unless indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required;

  •
  are not liable for any action or inaction by such party in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, any advice or information from us.

        We, the depositary and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by us or them to be genuine and to have been signed, presented or given by the proper party or parties. None of us, the depositary or its custodian shall be liable for the failure by any ADR holder or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder's or beneficial owner's income tax liability. We and the depositary shall not incur any liability for any tax or tax consequences that may be incurred by ADR holders or beneficial owners on account of their ownership or disposition of the ADRs or ADSs.

        The depositary is not liable for (i) acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system; (ii) the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.; (iii) the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act, nor for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale; (iv) any act or omission to act on the part of its custodian except to the extent that any ADR holder has incurred liability directly as a result of the custodian having committed fraud or willful misconduct in the provision of custodial services to the depositary, or having failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.

        The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the United States,

the Republic of Cyprus, the Russian Federation or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any ADR holder or holders, any ADR or ADRs or otherwise related thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about the tax status of our company. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to the ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. Notwithstanding anything in the deposit agreement to the contrary, the depositary and its custodian may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and its custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

        Neither we, the depositary nor any of our or its respective agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, ADR holders and beneficial owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought, subject to certain exceptions as provided in the deposit agreement.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will issue or register ADRs, register a transfer of ADRs, effect a split-up or combination of ADRs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

  •
  applicable charges of the depositary as described in the deposit agreement;

  •
  satisfactory proof of the identity of any signatory and genuineness of any signature or other information it deems necessary or proper; and

  •
  compliance with regulations it may establish consistent with the deposit agreement.

        The depositary may close the ADR register at any time or from time to time when it deems it expedient, and the depositary may suspend the issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of deposited securities, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by it.

Your Right to Receive Ordinary Shares Underlying your ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

  •
  When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our ordinary shares.

  •
  When you owe money to pay fees, taxes and similar charges.

  •
  When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Disclosure of Interests

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, ADR holders and beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions from us in respect thereof.

Consent to Jurisdiction

        In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, any action based on the deposit agreement may be instituted by the depositary in any competent court in the Republic of Cyprus, the Russian Federation and/or the United States.

        By holding an ADR or ADS or an interest therein, registered holders of ADRs and beneficial owners of ADSs each irrevocably agree that (i) any legal suit, action or proceeding against or involving ADR holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding, and (ii) any legal suit, action or proceeding against or involving the depositary brought by ADR holders or beneficial owners, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, may only be instituted in a state or federal court in New York, New York.

        Notwithstanding anything in the deposit agreement to the contrary, each of us, the depositary and all registered ADR holders and beneficial owners agrees that the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the Deposit Agreement (including, without limitation, ADR holders and beneficial owners), by having the dispute referred to and finally resolved by an arbitration conducted, at the depositary's election, either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in London, England in accordance with the rules of the London Court of International Arbitration, and the language of any such arbitration shall be English; provided however, that to the extent there are specific federal securities law violation aspects to any claims against us and/or the depositary brought by any ADR holder or beneficial owner, the federal securities law violation aspects of such claims brought by an ADR holder or beneficial owner against us and/or the depositary may, at the option of such ADR holder or beneficial owner, remain in state or federal court in New York, New York and all other aspects, claims, disputes, legal suits, actions and/or proceedings brought by such ADR holder or beneficial owner against us and/or the depositary, including those brought along with, or in addition to, federal securities law violation claims, would be referred to arbitration in accordance with the deposit agreement.

Jury Trial Waiver

        In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

Direct Registration System

        The deposit agreement provides that the DRS and Profile Modification System ("Profile"), will apply to uncertificated ADSs. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

Shareholder communications; inspection of register of holders of ADSs

        The depositary will make available for your inspection at its office and at the offices of its custodian, the deposit agreement, the provisions of or governing deposited securities and any written communications from us, which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. The depositary will send you copies of those communications (or English translations or summaries thereof) if we ask it to. You have a right to inspect the register of holders of ADSs for the purpose of communicating with ADR holders in the interest of our business or a matter relating to the deposit agreement.

Appointment

        In the deposit agreement, each registered holder and beneficial owner of ADRs, upon acceptance of any ADSs or ADRs (or any interest therein), will be deemed for all purposes to (i) be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and (ii) appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable law and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR or ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

        Each registered holder and beneficial owner of ADRs is further deemed to acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, the ADR holders and/or beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, the ADR holders and/or beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, the ADR holders and/or beneficial owners and/or their respective affiliates may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, and (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our ordinary shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the date, if any, on and after which the warrants and the related debt securities, or ordinary shares will be separately transferable;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  certain United States federal income tax consequences, certain Cyprus tax consequences and certain Russian tax consequences applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

 DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report of foreign private issuer on Form 6-K. We encourage you to read the indenture, because the indenture will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

        We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

        The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

  •
  the title of the series;

  •
  the aggregate principal amount;

  •
  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

  •
  any limit on the aggregate principal amount;

  •
  the date or dates on which principal is payable;

  •
  the interest rate or rates (which may be fixed or variable) and/or, if applicable, the method used to determine such rate or rates;

  •
  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

  •
  the place or places where principal and, if applicable, premium and interest is payable;

  •
  the names of any guarantors and an outline of the contract of guarantee;

  •
  the names and addresses of the trustee and paying agents;

  •
  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

  •
  the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

  •
  whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

  •
  certain United States federal income tax consequences, certain Cyprus tax consequences and certain Russian tax consequences, including any tax effects of any original issue discount as defined in Section 1232 of the Internal Revenue Code;

  •
  the currency of denomination;

  •
  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

  •
  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

  •
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

  •
  the provisions, if any, relating to any collateral provided for such debt securities;

  •
  any events of default, and any provisions that require us to provide periodic evidence of the absence of a default or of compliance with the terms of the indenture;

  •
  the terms and conditions, if any, for conversion into or exchange for our ordinary shares;

  •
  the provisions, if any, restricting the declaration of dividends or requiring the creation or maintenance of any reserves or of any ratio of assets or requiring the maintenance of properties;

  •
  the provisions, if any, permitting or restricting the issuance of additional securities, the withdrawal of cash deposited against the issuance of additional securities, the incurring of additional debt, the release or substitution of assets securing the issue or the modification of the terms of the security;

  •
  the provisions, if any, that allow the modification of the terms of the security or the rights of the security holders;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

  •
  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our Company.

        One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material Cyprus tax, Russian tax and U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

        We may issue debt securities denominated in or payable in a foreign currency or currencies. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies in the applicable prospectus supplement.

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We or the selling shareholders may sell the securities from time to time in any of the ways described below or in any combination thereof:

  •
  to or through underwriters or dealers;

  •
  through one or more agents; or

  •
  directly to purchasers or to a single purchaser.

        We may distribute our securities from time to time in one or more of the following ways:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of our securities and any applicable restrictions.

        Each prospectus supplement will describe the terms of the offering of our securities, including the following:

  •
  the name or names of any underwriters, dealers or agents and the amounts of our securities underwritten or purchased by each of them; and

  •
  the offering price of our securities, the proceeds from the sale of our securities and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Only the agents or underwriters named in each prospectus supplement will be agents or underwriters in connection with our securities being offered thereby.

        We or the selling shareholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase our securities pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of our securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in our securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of our securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

        Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

        Our ADSs are listed The Nasdaq Global Select Market. Underwriters may make a market in our securities but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for our securities.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        There can be no assurance that we or the selling shareholders will sell any of our securities registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part.

        We will not receive any proceeds from the sale of the ADSs by the selling shareholders under this prospectus or any prospectus supplement.

        We have agreed to pay all expenses of registration incurred in connection with the offering of ADSs by the selling shareholders under this prospectus, except for any underwriting discounts, if any, selling commissions and stock transfer taxes applicable to the sale of ADSs by a selling shareholder, all of which are to be paid by the selling shareholders.

 EXPENSES OF THE OFFERING

        The following is a statement of expenses in connection with the distribution of the securities registered. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$106,557.69
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*

Miscellaneous costs		*
Total	$106,557.69

*
To be provided by a prospectus supplement or a report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

        We are organized in Cyprus, and substantially all of our and our subsidiaries' assets are located outside the United States, and all members of our board of directors are resident outside of the United States. As a result, it may not be possible to effect service of process within the United States upon us or any of our subsidiaries or such persons or to enforce U.S. court judgments obtained against us or them in jurisdictions outside the United States, including actions under the civil liability provisions of U.S. securities laws. In addition, it may be difficult to enforce, in original actions brought in courts in jurisdictions outside the United States, liabilities predicated upon U.S. securities laws.

        There is no bilateral convention concerning the recognition and enforcement of U.S. judgments in Cyprus. In the absence of any bilateral treaty between Cyprus and the United States, the common law may be used to recognize a judgment of the United States courts in Cyprus. This may be done by filing a civil action in Cyprus where the cause of action will be the foreign judgment obtained by the U.S. courts.

        There is a mechanism in place for the enforcement of foreign arbitral awards under the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York, 1958) (the "Convention"), which has been ratified in Cyprus. The United States is also party to the Convention.

        Further, most of our and our subsidiaries' assets are located in Russia. Judgments rendered by a court in any jurisdiction outside Russia will generally be recognized by courts in Russia only if (i) an international treaty exists between Russia and the country where the judgment was rendered providing for the recognition of judgments in civil cases and/or (ii) a federal law of Russia providing for the recognition and enforcement of foreign court judgments is adopted. No such federal law has been passed, and no such treaty exists between Russia and the United States. Even if an applicable international treaty is in effect or a foreign judgment might otherwise be recognized and enforced on the basis of reciprocity, the recognition and enforcement of a foreign judgment will be subject to exceptions and limitations provided for in Russian law. For example, a Russian court may refuse to recognize or enforce a foreign judgment if its recognition or enforcement would contradict Russian public policy. In addition, Russian courts have limited experience in the enforcement of foreign court judgments.

        In the absence of an applicable treaty, enforcement of a final judgment rendered by a foreign court may still be recognized by a Russian court on the basis of reciprocity, if courts of the country where the foreign judgment is rendered have previously enforced judgments issued by Russian courts. There are no publicly available judgments in which a judgment made by a court in the United States was upheld and deemed enforceable in Russia. In any event, the existence of reciprocity must be established at the time the recognition and enforcement of a foreign judgment is sought, and it is not possible to predict whether a Russian court will in the future recognize and enforce on the basis of reciprocity a judgment issued by a foreign court, including a U.S. court.

        The Russian Federation is a party to the Convention, but it may be difficult to enforce arbitral awards in the Russian Federation due to a number of factors, including compliance with the procedure for the recognition and enforcement of foreign arbitral awards by Russian courts established by the Arbitrazh Procedural Code of the Russian Federation, limited experience of Russian courts in international commercial transactions, official and unofficial political resistance to enforcement of awards against Russian companies in favor of foreign investors, Russian courts' inability to enforce such orders and corruption. Furthermore, enforcement of any arbitral award pursuant to arbitration proceedings may be limited by the mandatory provisions of Russian laws relating to categories of non-arbitrable disputes and the exclusive jurisdiction of Russian courts, and specific requirements to arbitrability of certain categories of disputes, including in respect of the ADSs (i.e., specific requirements in relation to a type of an arbitral institution, arbitration rules, seat of arbitration and parties to an arbitration agreement for consideration of so-called corporate disputes in relation to

Russian companies) and the application of Russian laws with respect to bankruptcy, winding up or liquidation of Russian companies.

        Therefore, a litigant who obtains a final and conclusive judgment in the United States would most likely have to litigate the issue again in a Russian court of competent jurisdiction. The possible need to re-litigate a judgment obtained in a foreign court on the merits in the Russian Federation may also significantly delay the enforcement of such judgment. Under Russian law, certain amounts may be payable by the claimant upon the initiation of any action or proceeding in any Russian court. These amounts in many instances depend on the amount of the relevant claim.

        Shareholders may originate actions in either Russia or Cyprus based upon either applicable Russian or Cypriot laws, as the case may be.

 MATERIAL TAX CONSIDERATIONS

        The material Cyprus, Russian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

 LEGAL MATTERS

        The validity of the offered securities and other and certain legal matters of Cyprus law will be passed upon for us by Antis Triantafyllides & Sons LLC. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins (London) LLP. Additional legal matters may be passed upon for us, the selling shareholders, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements of HeadHunter Group PLC as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of JSC "KPMG", independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The current address of JSC "KPMG" is 10 Presnenskaya Naberezhnaya, Moscow, Russia 123112.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information "furnished" to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement.

        We hereby incorporate the following documents by reference:

  •
  our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 16, 2020;

  •
  our Current Report on Form 6-K, which was furnished to the SEC on March 19, 2020; and

  •
  our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2019, which was filed with the SEC on April 13, 2020.

        We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: HeadHunter Group PLC, 9/10 Godovikova Street, Moscow, 129085, Russia. These documents are also available on the Investor Relations section of our website, which is located at https://investor.hh.ru/investor-relations or as described under "Where You Can Find More Information" above. The information on our website does not constitute part of this document and is not incorporated by reference herein.

        Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        Our amended and restated memorandum and articles of association provide that, subject to certain limitations, we will indemnify our directors and officers against any losses or liabilities which they may sustain or incur in or about the execution of their duties including liability incurred in defending any proceedings whether civil or criminal in which judgment is given in their favor or in which they are acquitted.

        Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and board members or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.    Exhibits.

Exhibit Number		Exhibit Title
1.1	*	Form of Underwriting Agreement

3.1		Form of Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (File No. 333-224065) filed with the SEC on April 25, 2019).

4.1		Form of Depositary Agreement among the Company and JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of the American Depositary Shares issued thereunder (incorporated by reference to the Company's Registration Statement on Form F-1 (File No. 333-224065) filed with the SEC on April 25, 2019).

4.2		Form of American Depositary Receipt (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1 (File No. 333-224065) filed with the SEC on April 25, 2019).

4.3	*	Form of Warrant Agreement

4.4	*	Form of Warrant Certificate

4.5	*	Form of Indenture

4.6	*	Form of Note

5.1		Opinion of Antis Triantafyllides & Sons LLC

23.1		Consent of JSC "KPMG"

23.2		Consent of Antis Triantafyllides & Sons LLC (included in Exhibit 5.1)

24.1		Powers of Attorney (included in signature page)

25.1	**	Statement of Eligibility of Trustee Under Indenture

*
To be filed, if necessary, and incorporated by reference to a Current Report on Form 6-K in connection with an offering of securities.

**
Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (e)   The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moscow, Russia on June 30, 2020.

HeadHunter Group PLC
By:	/s/ MIKHAIL ZHUKOV
	Name:	Mikhail Zhukov
	Title:	Chief Executive Officer
HeadHunter Group PLC
By:	/s/ GREGORY MOISEEV
	Name:	Gregory Moiseev
	Title:	Chief Financial Officer

 POWER OF ATTORNEY

        We, the undersigned officers and directors of HeadHunter Group PLC, hereby severally constitute and appoint Mikhail Zhukov and Gregory Moiseev and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ MIKHAIL ZHUKOV Mikhail Zhukov	Chief Executive Officer and Board Member (Principal Executive Officer)	June 30, 2020
/s/ GREGORY MOISEEV Gregory Moiseev	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2020
/s/ MARTIN COCKER Martin Cocker	Member of the Board	June 30, 2020
/s/ ION DAGTOGLOU Ion Dagtoglou	Member of the Board	June 30, 2020
/s/ MORTEN HEUING Morten Heuing	Member of the Board	June 30, 2020
/s/ DMITRI KRUKOV Dmitri Krukov	Member of the Board	June 30, 2020
/s/ MAKSIM MELNIKOV Maksim Melnikov	Member of the Board	June 30, 2020
/s/ THOMAS OTTER Thomas Otter	Member of the Board	June 30, 2020
/s/ TERJE SELJESETH Terje Seljeseth	Member of the Board	June 30, 2020
/s/ EVGENY ZELENSKY Evgeny Zelensky	Member of the Board	June 30, 2020

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, the Registrant's duly authorized representative has signed this registration statement on Form F-3, on June 30, 2020.

By:	/s/ COLLEEN A. DE VRIES
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.